UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2004

AMERICAN BUSINESS FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-22474	87-0418807

(Commission File Number)	(I.R.S. Employer Identification No.)

100 Penn Square East, Philadelphia, PA 19107

(Address of Principal Executive Offices) (Zip Code)

215-940-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

     On August 24, 2004, American Business Financial Services, Inc., a Delaware corporation (the “Company”), issued a press release, attached hereto as Exhibit 99.1, regarding the closing of its exchange offer on August 23, 2004. The first and second closings of the exchange offer were completed on June 30, 2004 and July 31, 2004, respectively. The Company announced that the third phase of its exchange offer closed on August 23, 2004 and that during such third phase approximately $5.0 million of the investment notes were exchanged for approximately $2.5 million of senior collateralized subordinated notes and approximately 2.5 million shares of Series A convertible preferred stock. In total, since the exchange offer began on May 14, 2004, approximately $90.9 million of the investment notes were exchanged for approximately $43.4 million of senior collateralized subordinated notes and approximately 47.5 million shares of Series A convertible preferred stock.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

None.

(b)	Pro-forma Financial Information

None.

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release issued by the Company on August 24, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2004

AMERICAN BUSINESS FINANCIAL SERVICES, INC.

By:	/s/ Stephen M. Giroux

Name:	Stephen M. Giroux
Title:	Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on August 24, 2004.